EXHIBIT 11
MILACRON INC. AND SUBSIDIARIES
COMPUTATION OF PER SHARE EARNINGS
(UNAUDITED)


                                (In thousands, except per-share amounts)

                                    Three Months Ended Nine Months Ended
                                   ------------------- ------------------
                                   Sept. 30, Sept. 30, Sept. 30, Sept. 30,
                                     1999      1998      1999      1998
                                   --------  --------  --------  --------
Net earnings (loss)                $ 17,360  $(20,623) $ 47,775  $ 17,873
Less preferred dividends                (60)      (60)     (180)     (180)
                                   --------  --------  --------  --------
 Net earnings (loss) available
   to common shareholders          $ 17,300  $(20,683) $ 47,595  $ 17,693
                                   ========  ========  ========  ========
Basic earnings per share:

 Weighted-average common shares
   outstanding                       36,727    38,951    36,918    39,102
                                   ========  ========  ========  ========
     Per share amount              $    .47  $   (.53) $   1.29  $    .45
                                   ========  ========  ========  ========
Diluted earnings per share:

 Weighted-average common shares
   outstanding                       36,727    38,951    36,918    39,102
   Dilutive effect of stock
     Options and restricted
       shares based on the
         treasury stock method          267       198       239       430
                                   --------  --------  --------  --------
   Total                             36,994    39,149    37,157    39,532
                                   ========  ========  ========  ========
     Per share amount              $    .47  $   (.53) $   1.28  $    .45
                                   ========  ========  ========  ========

Note: This computation is required by Regulation S-K, Item 601, and is filed as an exhibit under Item 6 of Form 10-Q.
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